                                                                    EXHIBIT 4.28

           Second Amendment to Amended and Restated Credit Agreement


To each of the Lenders
party to the Credit Agreement
referred to below

Ladies and Gentlemen:

     Reference is hereby made to that certain Amended and Restated Credit Agreement dated as of June 30, 1999, as amended (the "Credit Agreement"), between the undersigned, Everest Healthcare Services Corporation, the Lenders party thereto, and Harris Trust and Savings Bank, as Agent. All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

     The Company has requested that the Lenders consent to certain amendments to the financial covenants and the related definitions and the Lenders are willing to do so under the terms and conditions set forth in this agreement (herein, the "Amendment").

1.   Amendments.

     Subject to the satisfaction of the conditions set forth in Section 2 below, the Credit Agreement shall be amended as follows:

     1.1. Section 7.8 shall be amended and restated in its entirety to read as follows:

               "Section 7.8. Cash Flow Leverage Ratio. As of the last day of each fiscal quarter of the Company ending during each of the periods specified below, the Company shall not permit the Cash Flow Leverage Ratio to exceed:

                                                      Ratio Shall Not Be
From and Including        To and Including               Greater Than
     7/1/99                    9/30/99                   5.25 to 1.0
    10/1/99                  6/30/2000                   5.40 to 1.0
   7/1/2000                 12/31/2000                   5.25 to 1.0
   1/1/2001                  6/30/2001                   4.75 to 1.0
   7/1/2001                  9/30/2002                   4.50 to 1.0
  10/1/2002            and all times thereafter          4.00 to 1.0"

     1.2. Section 7.9 shall be amended and restated in its entirety to read as follows:

               "Section 7.9. Net Worth. The Company shall, at all times, maintain Net Worth of not less than the sum of (a) the amount of net worth published in the audited financial statements for the fiscal year ending September 30, 1999 (which amount is estimated to be approximately $33,242,000), plus (b) 75% of Net Income for each fiscal year of the Company ending after the date hereof (commencing with the fiscal year ending September 30, 2000) for which such Net Income is a positive amount (i.e., there shall be no reduction to the amount of Net Worth required to be maintained hereunder for any fiscal year in which Net Income is less than zero), plus (c) 100% of the Net Issuance Proceeds from the issuance of any equity securities by the Company or its Restricted Subsidiaries subsequent to the date of this Agreement."

     1.3. Section 7.10 shall be amended and restated in its entirety to read as follows:

               "Section 7.10. Fixed Charge Coverage Ratio. As of the last day of each fiscal quarter of the Company during each of the periods specified below, the Company shall maintain a ratio of EBITDA for the four fiscal quarters of the Company then ended to Fixed Charges for the same four fiscal quarters then ended of not less than:

              From and              To and             Ratio shall not
              Including           Including             be less than

              7/1/1999            6/30/2000              1.40 to 1.0

              7/1/2000           and at all times        1.75 to 1.0"
                                   thereafter

     1.4. Section 7.26 shall be amended and restated in its entirety to read as follows:

                  "Section 7.26.  Intentionally omitted."

     1.5. The definition of "EBITDA" in Section 9.1 shall be amended to add the following language at the end thereof:


          "and (e) for any period which includes the 3-month period ending September 30, 1999, the one-time non-cash charge accruing during the 3-month period ended September 30, 1999."

2.   Conditions Precedent.

     The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

          2.1. The Company, the Agent, and the Required Lenders shall each have executed and delivered this Amendment;

          2.2. The Restricted Subsidiaries shall have executed and delivered their consent to this Amendment in the space provided for that purpose below;

          2.3. Legal matters incident to the execution and delivery of this Amendment and to the transactions contemplated hereby shall be satisfactory to the Agent and its counsel; and

          2.4. The Agent shall have received a promise from the Company to pay on or before January 3, 2000 the amendment fee described in that certain Fee Letter from the Company to the Agent.

3.   Representations.

     In order to induce the Lenders to execute and deliver this Amendment, the Company hereby represents to the Agent and the Lenders that as of the date hereof, and after giving effect to this Amendment, the representations and warranties set forth in Section 5 of the Credit Agreement are and shall be and remain true and correct, and the Company and its Subsidiaries are in compliance with all of the terms and conditions of the Credit Agreement and the other Loan Documents and no Default or Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.

4.   Miscellaneous.

     4.1. The Company and its Restricted Subsidiaries have heretofore executed and delivered to the Agent and the Lenders one or more Collateral Documents. The Company and, by signing below, the Restricted Subsidiaries hereby acknowledge and agree that the Obligations arising out of the Credit Agreement as amended hereby remain subject to the Lien of the Collateral Documents and that the rights and remedies of the Agent and the Lenders thereunder, the obligations of the Company and its Restricted Subsidiaries thereunder, and the Liens created and provided for thereunder remain in full force and effect and shall not be affected, impaired, or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

     4.2. Except as specifically amended herein or consented to hereby, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

     4.3. The Company agrees to pay on demand all reasonable, documented costs and expenses of or incurred by the Agent in connection with the preparation, execution, and delivery of this Amendment and any other instruments and documents contemplated hereby, including the reasonable, documented fees and expenses of counsel for the Agent.

     4.4. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.

     Dated as of December 21, 1999.

                                        Everest Healthcare Services Corporation

                                        By: /s/ Lawrence D. Damron
                                           --------------------------------
                                           Lawrence D. Damron
                                           Chief Financial Officer

     Accepted and agreed to as of the date and year last above written.

                                        Harris Trust and Savings Bank,
                                        individually as a Lender and as Agent


                                        By: /s/ Gloria Compean-Endicott
                                           ---------------------------------
                                           Name: Gloria Compean-Endicott
                                                ----------------------------
                                           Title: Vice President
                                                 ---------------------------

                                       Comerica Bank


                                        By: /s/ Colleen M. Murphy
                                           ----------------------------------
                                           Name: Colleen M. Murphy
                                                -----------------------------
                                           Title: Vice President
                                                 ----------------------------

                                       Firstar Bank, N.A.


                                        By:
                                           ----------------------------------
                                           Name:
                                                -----------------------------
                                           Title:
                                                 ----------------------------

                                  Mercantile Bank National Association

                                  By:
                                     ----------------------------------
                                     Name:
                                          -----------------------------
                                     Title:
                                           ----------------------------


                                  Bank of America National Trust and
                                     Savings Association


                                  By: /s/ Steven Kolderup
                                    ----------------------------------
                                    Name: Steven Kolderup
                                         -----------------------------
                                    Title: Vice President
                                          ----------------------------


                                  Key Corporate Capital Inc.


                                  By: /s/ Pamela LeRose
                                     ----------------------------------
                                     Name: Pamela LeRose
                                          -----------------------------
                                     Title: AVP
                                          -----------------------------

                                  M&I Marshall & Ilsley Bank


                                  By: /s/ Peter R. Van Housen
                                     ----------------------------------
                                     Name: Peter R. Van Housen
                                          -----------------------------
                                     Title: VP
                                           ----------------------------

                                  By: /s/ Thomas R. Johnson
                                     ----------------------------------
                                     Name: Thomas R. Johnson
                                          -----------------------------
                                     Title: Senior Vice President
                                           ----------------------------

                           Acknowledgment and Consent

     The undersigned, being all of the Restricted Subsidiaries of Everest Healthcare Services Corporation, have heretofore executed and delivered to the Agent and the Lenders one or more Guaranties and certain other Loan Documents. Each of the undersigned hereby consents to the Amendment to the Credit Agreement as set forth above and confirms that its Guaranty the other Loan Documents executed by it and all of its obligations thereunder remain in full force and effect. Each of the undersigned further agrees that the consent of the undersigned to any further amendments to the Credit Agreement shall not be required as a result of this consent having been obtained.

 WSKC Dialysis Services, Inc.
 New York Dialysis Management, Inc.
 Mercy Dialysis Center, Inc.
 DuPage Dialysis, Ltd.
 Home Dialysis of America, Inc.
 Home Dialysis of Eastgate, Inc.
 Dialysis Services of Cincinnati, Inc.
 Everest Management, Inc.
 Home Dialysis of Mount Auburn, Inc.
 Continental Health Care, Ltd.
 Con-Med Supply Company, Inc.
 North Buckner Dialysis Center, Inc.
 Everest New York Holdings, Inc.
 Everest One IPA, Inc.
 Everest Two IPA, Inc.
 Everest Three IPA, Inc.
 Acute Extracorporeal Services, L.L.C.
 Dialysis Specialists of Topeka, Inc.
 Everest Healthcare Ohio, Inc.
 Dialysis Specialists of Tulsa, Inc.
 Everest Healthcare Indiana, Inc.
 Northern New Jersey Dialysis, L.L.C.
 Everest Healthcare Texas Holding Corp.

 By /s/ Lawrence D. Damron
   ---------------------------------------
   Lawrence D. Damron, an authorized signatory

 The Extracorporeal Alliance, L.L.C.
 Tri-State Perfusion, L.L.C.
 Perfusion Resource Association, L.L.C.

 By: Everest Management, Inc., as Manager

 By /s/ Lawrence D. Damron
   ---------------------------------------
   Lawrence D. Damron, an authorized signatory

 Saint Margaret Mercy Dialysis Centers, L.L.C.
 Terrell Dialysis Center, L.L.C.

 By:  Everest Healthcare Services Corporation, as Manager

  By /s/ Lawrence D. Damron
   ---------------------------------------
    _____________, an authorized signatory

 Everest Healthcare Texas, L.P.

 By: North Buckner Dialysis Center, Inc., as General Partner

  By /s/ Lawrence D. Damron
   ---------------------------------------
    Lawrence D. Damron, an authorized signatory